Exhibit 99.1

FOR IMMEDIATE RELEASE

ModusLink Reports Fourth Quarter and Fiscal Year 2017 Financial Results

•	Fiscal year 2017 net revenue of $436.6 million declined by 4.9% versus fiscal year 2016
•	Fiscal year 2017 gross margin of 8.3% improved by 290 basis points versus fiscal year 2016
•	Fiscal year 2017 operating expenses of $56.1 million declined by 14.1% versus fiscal year 2016
•	Fiscal year 2017 operating loss of $19.8 million, a $20.8 million improvement versus fiscal year 2016
•	Fiscal year 2017 net loss of $25.8 million, a $35.5 million improvement versus fiscal year 2016
•	Company successfully executes on its Year 1 turnaround plan, driving a $30.4 million year-over-year improvement in EBITDA and a $14.6 million year-over-year improvement in Adjusted EBITDA

WALTHAM, Mass. – October 16, 2017 – ModusLink Global Solutions™, Inc. (the “Company” or “ModusLink”) (NASDAQ: MLNK), announced today its financial results for its fourth quarter of fiscal year 2017 ended July 31, 2017. Results for the three and twelve months ended July 31, 2017 are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s Form 10-K filed with the Securities and Exchange Commission, which can be accessed through www.moduslink.com.

ModusLink will soon be publishing its fourth quarter of fiscal year 2017 Investor Presentation, which will be posted in the Investor Relations section of the Company’s website. The Investor Presentation will also be filed as an exhibit on Form 8-K with the Securities and Exchange Commission. Investors, customers and partners are encouraged to review this presentation as it corresponds with the Company’s financial results for the fourth quarter and twelve months of fiscal year 2017, and includes additional information on the Company’s results of operations, balance sheet, turnaround plan, and corporate strategy.

Commenting on the Company’s financial results and operational performance, Jim Henderson, Chief Executive Officer of ModusLink stated, “I’m very proud of what we accomplished in fiscal 2017 and would like to thank all of our employees, as well as our clients and partners who supported us throughout. In June 2016, we embarked on a massive transformation of our business, with the core priorities centered on optimizing our global footprint and improving processes to better service our clients, long-term. These initiatives were also designed to improve gross margins and lower operating expenses. We accomplished both, and delivered significant bottom-line improvements, while maintaining a healthy balance sheet.”

Henderson continued, “As we move into fiscal 2018, based on the successes of the prior year and our initiatives to enhance our client value proposition, we have shifted focus. At the heart of our Year 2 transformation is our clients, and how we can optimize their digital and physical supply chain to help them generate a return on their investment. This also applies to new accounts and our prospecting capabilities into both current and new markets. We will continue to invest in our foundation, and leverage our award-winning click-to-ship capabilities and automation resources. We continue to focus on expanding programs with our installed base and growing with new clients, while also developing strategic partnerships to drive long-term growth. Having profitable business is key and we see a clear path forward as we build on our momentum and execute our plan.”

Fourth Quarter and Year-to-Date Financial Results Summary

Net Revenue

The Company reported net revenue of $99.8 million for the fourth quarter ended July 31, 2017, as compared to $101.5 million for the same period in the prior year, a decline of $1.7 million or 1.7%. The modest year-over-year decline was driven primarily by lower net revenue in the Americas, Europe and in the Company’s e-Business segment, down 13.3%, 1.5% and 16.1%, respectively, offset by net revenue increases in Asia, which were up 8.3%.

The Company reported net revenue of $436.6 million for the twelve months ended July 31, 2017, as compared to $459.0 million for the same period the prior year, a decline of $22.4 million or 4.9%. Net revenue in Europe increased $7.2 million or 4.8%, and this was offset by declines in the Company’s other reportable segments, primarily as a result of lower revenues from two clients in the consumer electronics industry which negatively impacted net revenue in the Americas and in Asia.

Gross Margin

Gross margin for the fourth quarter ended July 31, 2017 was 7.3%, as compared to 6.4% for the same period in the prior year, an improvement of 90 basis points. The improvement in gross margin was driven primarily by initiatives to enhance supply chain operations and pricing discipline, coupled with lower employee headcount, which positively impacted expenses associated with cost of goods sold.

Gross margin for the twelve months ended July 31, 2017 was 8.3%, as compared to 5.4% for the same period in the prior year, an improvement of 290 basis points. The increase in gross margin was driven primarily by more improvements in the Company’s management of its supply chain, enhanced processes and client mix, with the majority of the improvement directly attributable to the Company’s turnaround initiatives. Gross margin improvements were realized throughout the three reportable geographic segments and for the Company’s e-Business operation.

Operating Expenses

Total operating expenses for the fourth quarter ended July 31, 2017 were $14.7 million, as compared to $21.3 million in the same period in the prior year, a reduction of $6.7 million or 31.2%. Within this, the Company incurred net restructuring expenses of $0.1 million in the fourth quarter of fiscal 2017 as compared to $6.0 million in the same period in the prior year. Selling, general and administrative (“SG&A”) expenses for the fourth quarter ended July 31, 2017 were $14.6 million, a reduction of $0.7 million or 4.8%, as compared to the same period in the prior year. Driving the reduction in SG&A were lower employee-related costs associated with the Company’s turnaround initiatives, as well as lower professional fees.

Total operating expenses for the twelve months ended July 31, 2017 were $56.1 million, as compared to $65.3 million in the same period in the prior year, a reduction of $9.2 million or 14.1%. The Company incurred net restructuring expenses of $2.0 million in fiscal 2017 as compared to $7.4 million in fiscal 2016. Excluding net restructuring expenses for both fiscal 2017 and fiscal 2016, total operating expenses declined by $3.8 million or 6.5%. SG&A expenses in fiscal 2017 were $54.2 million, a reduction of $3.4 million or 6.0%, as compared to the same period in the prior year. The year-over-year SG&A improvement was driven primarily by lower employee-related costs, lower professional fees and other reductions throughout the year related to the Company’s turnaround plan. These decreases were partially offset by a gain of $1.2 million included in the comparable period in the prior year related to the sale of a building in Europe. Excluding management incentive costs earned in fiscal 2017 and the gain recorded in fiscal 2016, SG&A expenses decreased by $7.9 million.

Operating Income (Loss)

The Company reported an operating loss of $7.4 million for the quarter ended July 31, 2017, as compared to an operating loss of $14.8 million for the same period in the prior year, an improvement of $7.5 million or 50.3%. Operating loss for the twelve months ended July 31, 2017 was $19.8 million, as compared to an operating loss of $40.6 million for the twelve months ended July 31, 2016, an improvement of $20.8 million or 51.3%. The year-over-year improvement for both the three- and twelve-month periods was primarily attributable to higher gross margins and lower operating expenses, which were direct results of the Company’s turnaround initiatives.

Net Income (Loss)

The Company reported a net loss of $9.3 million or a net loss per basic and diluted share of $0.17 for the fourth quarter ended July 31, 2017. This compares to a net loss of $19.7 million or a loss per basic and diluted share of $0.38 for the same period in the prior year. For the twelve months ended July 31, 2017, the Company reported a net loss of $25.8 million or a net loss per basic and diluted share of $0.47. This compares to a net loss of $61.3 million or a loss per basic and diluted share of $1.18 for the same period in the prior year.

EBITDA and Adjusted EBITDA

For the three months ended July 31, 2017, the Company reported negative Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $(5.0) million, as compared to negative EBITDA of $(11.0) million for the same period in the prior year, a year-over-year improvement of $6.0 million. For the twelve months ended July 31, 2017, the Company reported negative EBITDA of $(7.1) million, as compared to negative EBITDA of $(37.5) million for the same period in the prior year, an improvement of $30.4 million.

For the three months ended July 31, 2017, the Company reported negative Adjusted EBITDA of $(5.1) million, as compared to negative Adjusted EBITDA of $(5.9) million in the same period in the prior year, an improvement of $0.8 million. For the twelve months ended July 31, 2017, the Company reported negative Adjusted EBITDA of $(6.9) million, as compared to a negative Adjusted EBITDA of $(21.6) million in the same period the prior year, an improvement of $14.7 million.

About ModusLink Global Solutions, Inc. ModusLink Global Solutions, Inc. (NASDAQ: MLNK) is a leading global provider of digital and physical supply chain solutions. The Company helps its clients drive growth, lower costs and improve profitability, while simultaneously enhancing the customer experience. With operations supported by 21 sites across North America, Europe, and the Asia-Pacific region, ModusLink partners with the world’s leading brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, retail and luxury, among others. Our solutions and services are designed to help global brands and companies expand their share, across geographies and channels, while continuously improving their end-to-end supply chains. For further details on ModusLink’s solutions visit www.moduslink.com, read the Company’s blog for supply chain professionals, and follow us on LinkedIn, Twitter, Facebook and YouTube.

Supplemental Non-GAAP Disclosures EBITDA and Adjusted EBITDA (Unaudited)

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA and Adjusted EBITDA, non-GAAP financial measures, to assess its performance. EBITDA represents earnings before interest income, interest expense, income tax expense, depreciation, and amortization of intangible assets. We define Adjusted EBITDA as EBITDA excluding the effects of SEC inquiry and financial restatement costs, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses on investment in affiliates and impairments.

We believe that providing EBITDA and Adjusted EBITDA to investors is useful, as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that EBITDA and Adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income (loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements & Use of Non-GAAP Measures

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. These filings are available in the Investor Relations section of our website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Investor Relations Contact:

Glenn Wiener

GW Communications for ModusLink

Tel: 212-786-6011

Email: gwiener@GWCco.com

— Tables to Follow —

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2017	July 31, 2016
Assets:
Cash and cash equivalents	$110,670	$130,790
Trading securities	11,898	16,768
Accounts receivable, net	81,450	111,336
Inventories	34,369	40,270
Funds held for clients	13,454	12,549
Prepaid and other current assets	6,005	8,178

Total current assets	257,846	319,891

Property and equipment, net	18,555	22,271
Other assets	4,897	5,770

Total assets	$281,298	$347,932

Liabilities:
Accounts payable	$71,476	$114,432
Accrued restructuring	186	2,936
Accrued expenses	37,898	37,740
Funds held for clients	13,454	12,549
Other current liabilities	26,141	27,109

Total current liabilities	149,155	194,766

Long-term portion of accrued restructuring	—	93
Notes payable	59,758	57,169
Other long-term liabilities	9,414	9,964

Total liabilities	218,327	261,992

Stockholders' equity:	62,971	85,940

Total liabilities and stockholders' equity	$281,298	$347,932

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	(Unaudited)
	Three Months Ended July 31,			Twelve Months Ended July 31,
	2017	2016	Fav (Unfav)	2017	2016	Fav (Unfav)
Net revenue	$99,777	$101,508	(1.7%)	$436,620	$459,023	(4.9%)
Cost of revenue	92,485	95,031	2.7%	400,255	434,265	7.8%

Gross profit	7,292	6,477	12.6%	36,365	24,758	46.9%

	7.3%	6.4%	0.9%	8.3%	5.4%	2.9%
Operating expenses:
Selling, general and administrative	14,598	15,328	4.8%	54,159	57,604	6.0%
Impairment of long-lived assets	—	—	—	—	305	—
Restructuring, net	66	5,992	98.9%	1,967	7,421	73.5%

Total operating expenses	14,664	21,320	31.2%	56,126	65,330	14.1%

Operating loss	(7,372)	(14,843)	50.3%	(19,761)	(40,572)	51.3%
Other income (expense), net	(1,984)	(1,103)	(79.9%)	(4,648)	(16,055)	71.0%

Loss before taxes	(9,356)	(15,946)	41.3%	(24,409)	(56,627)	56.9%
Income tax expense	105	3,979	97.4%	2,696	5,443	50.5%
Gains on investments in affiliates, net of tax	(150)	(214)	(29.9%)	(1,278)	(789)	62.0%

Net loss	$(9,311)	$(19,711)	52.8%	$(25,827)	$(61,281)	57.9%

Basic and diluted net loss per share:	$(0.17)	$(0.38)		$(0.47)	$(1.18)
Weighted average common shares used in basic and diluted earnings per share	55,258	52,371		55,134	51,934

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2017	2016	2017	2016
Net revenue:
Americas	$19,084	$22,017	$92,324	$106,143
Asia	39,258	36,237	158,048	167,861
Europe	34,722	35,257	159,085	151,842
e-Business	6,713	7,997	27,163	33,177

Total net revenue	$99,777	$101,508	$436,620	$459,023

Operating income (loss):
Americas	$(2,403)	$(3,133)	$(10,342)	$(14,731)
Asia	699	(1,886)	5,620	(855)
Europe	(4,123)	(5,967)	(9,008)	(13,825)
e-Business	(443)	(2,235)	(1,185)	(4,384)

Total segment operating loss	(6,270)	(13,221)	(14,915)	(33,795)
Corporate-level activity	(1,102)	(1,622)	(4,846)	(6,777)

Total operating loss	$(7,372)	$(14,843)	$(19,761)	$(40,572)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(Unaudited)

Net loss to Adjusted EBITDA1

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2017	2016	2017	2016
Net loss	$(9,311)	$(19,711)	$(25,827)	$(61,281)
Interest income	(123)	(132)	(399)	(668)
Interest expense	2,068	2,585	8,247	10,924
Income tax expense	105	3,979	2,696	5,443
Depreciation	2,239	2,299	8,206	8,119

EBITDA	(5,022)	(10,980)	(7,077)	(37,463)
SEC inquiry and financial restatement costs	—	1	12	293
Strategic consulting and other related professional fees	65	21	92	455
Executive severance and employee retention	450	662	750	662
Restructuring	66	5,992	1,967	7,421
Share-based compensation	155	200	681	1,126
Impairment of long-lived assets	261	—	261	305
Unrealized foreign exchange (gains) losses, net	(562)	(235)	670	1,037
Other non-cash (gains) losses, net	(394)	(1,355)	(3,001)	5,340
(Gains) on investments in affiliates and impairments	(150)	(214)	(1,278)	(747)

Adjusted EBITDA	$(5,131)	$(5,908)	$(6,923)	$(21,571)

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, SEC penalties on resolution, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-cash gains and losses, net, and gains and losses on investments in affiliates and impairments.